PLAN OF MERGER AND AGREEMENT
                                       of
                                 PROTALEX, INC.
                            a New Mexico corporation
                                  with and into
                                 PROTALEX, INC.
                             a Delaware corporation

                                  ------------

                                 PROTALEX, INC.
                             a Delaware corporation
                         to be the surviving corporation

      Plan of Merger and Agreement (this "Agreement") by and between Protalex, Inc., a New Mexico corporation (the "New Mexico Corporation"), and Protalex, Inc., a Delaware corporation (the "Delaware Corporation" or "Surviving Corporation"), said corporations being hereinafter sometimes referred to collectively as the "Constituent Corporations";

                                   WITNESSETH:

      WHEREAS, the Delaware Corporation is a corporation duly organized and existing under laws of the State of Delaware;

      WHEREAS, the New Mexico Corporation is a corporation duly organized and existing under the laws of the State of New Mexico;

      WHEREAS, on the date of this Agreement, the New Mexico Corporation has authority to issue 40,000,000 shares of common stock, no par value, of which 16,695,034 shares are issued and outstanding and entitled to vote to approve this Agreement;

      WHEREAS, on the date of this Agreement, the Delaware Corporation has authority to issue 40,000,000 shares of common stock, $0.00001 par value, of which 100 shares are issued and outstanding, entitled to vote to approve this Agreement, and owned by the New Mexico Corporation;

      WHEREAS, the respective Boards of Directors of the New Mexico Corporation and the Delaware Corporation have determined that it is advisable that the New Mexico Corporation be merged with and into the Delaware Corporation, in accordance with the applicable provisions of the laws of the State of New Mexico and the State of Delaware permitting such merger; and

      WHEREAS, the respective Boards of Directors of the New Mexico Corporation and the Delaware Corporation have approved this Agreement and the Board of Directors of the New Mexico Corporation has directed that this Agreement be submitted to a vote of its respective shareholders;

      NOW THEREFORE, in consideration of the foregoing and of the agreements, covenants, and provisions hereinafter set forth, the New Mexico Corporation and the Delaware Corporation do hereby agree as follows:

                                   ARTICLE I

      New Mexico Corporation and the Delaware Corporation shall be merged into a single corporation, in accordance with applicable provisions of the laws of the State of New Mexico and the State of Delaware, by the New Mexico Corporation merging into the Delaware Corporation, which shall be the surviving corporation.

                                   ARTICLE II

      Upon the Effective Date (as hereinafter defined):

      1. The New Mexico Corporation shall be merged with and into the Delaware Corporation, shall be the surviving corporation, and the separate existence of the New Mexico Corporation shall cease.

      2. The Surviving Corporation shall thereupon and thereafter possess all of the rights, privileges, immunities, powers, purposes and franchises, of a public as well as of a private nature, of each of the Constituent Corporations and all property, real, personal and mixed, all debts due on whatever account, including subscriptions to shares and all other choses in action, and all and every other asset or interest of, or belonging to, or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed, and the title to all property, real, personal or mixed, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the merger.

      3. The Surviving Corporation shall thenceforth assume and be liable for all of the liabilities, obligations and penalties of each of the Constituent Corporations, and any claim existing or action or proceeding pending by or against either of the Constituent Corporations, or any shareholder, officer or director of either of the Constituent Corporations, may be prosecuted to judgment as if the merger had not taken place, or the Surviving Corporation may be substituted in its place; and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the merger, but shall attach to the Surviving Corporation as if incurred or contracted by it. Without limiting the generality of the foregoing: (i) the Surviving Corporation shall thenceforth be bound by the Stock Option Plan of the New Mexico Corporation (the "Stock Option Plan"), and shall for all purposes be recognized as the "Company" in such Stock Option Plan, and (ii) the Surviving Corporation shall thenceforth be bound by the terms of each of the stock option agreements entered into between the New Mexico Corporation and the optionees thereunder pursuant to the Stock Option Plan, and shall for all purposes be recognized as the "Company" in such agreements.

      4. Shares of common stock, $0.00001 par value, of the Surviving Corporation shall be made available for future grants under the Stock Option Plan in an amount equal to the number of shares of common stock, no par value, of the New Mexico Corporation available for future grants under the Stock Option Plan on the Effective Date.


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

      5. The Certificate of Incorporation of the Delaware Corporation as in effect on the Effective Date shall be and remain the Certificate of incorporation of the Surviving Corporation until the same shall be appropriately amended or repealed.

      6. The By-laws of the Delaware Corporation as in effect on the Effective Date shall be and remain the By-laws of the Surviving Corporation until the same shall be properly amended or repealed.

      7. The directors and officers of the Delaware Corporation shall remain the same as they were immediately prior to the Effective Date.

                                  ARTICLE III

      The Surviving Corporation shall comply with the provisions of the New Mexico Business Corporation Act with respect to foreign corporations and hereby agrees that (i) it may be served with process in the State of New Mexico in any proceeding for the enforcement of any obligation of the New Mexico Corporation and in any proceeding for the enforcement of the rights of a dissenting shareholder of the New Mexico Corporation against the Surviving Corporation;
(ii) the Secretary of State of New Mexico is irrevocably appointed as its agent to accept service of process in any such proceeding; and (iii) it will promptly pay to the dissenting shareholders, if any, of the New Mexico Corporation the amount, if any, to which they shall be entitled under the provisions of the New Mexico Business Corporation Act pertaining to the rights of dissenting shareholders.

                                   ARTICLE IV

      The manner and basis of converting the shares of the New Mexico Corporation into shares of the Surviving Corporation shall be as follows:

      1. Upon the Effective Date, the 100 shares of common stock, $0.00001 par value, of the Delaware Corporation owned by the New Mexico Corporation immediately prior to the Effective Date shall be cancelled and retired, all rights in respect thereof shall cease and the capital of the Surviving Corporation shall be reduced by the $100 of capital applicable to such shares.

      2. Upon the Effective Date each share of common stock, no par value, of the New Mexico Corporation issued and outstanding shall thereupon, and without the surrender of stock certificate or any other action, be converted into one fully paid and non-assessable, issued and outstanding share of common stock, $0.00001 par value, of the Surviving Corporation. Outstanding certificates representing shares of common stock of the New Mexico Corporation shall thenceforth be deemed to represent the same number of shares of common stock of the Surviving Corporation, and the holder thereof shall have all of the same rights which he would have had if such certificates had been issued by the Surviving Corporation.

      3. Upon the Effective Date, all outstanding options or warrants to buy common stock, no par value, of the New Mexico Corporation shall become, respectively, options or warrants to buy the same number of shares of common stock, $0.00001 par value, of the Surviving Corporation.

      4. After the Effective Date, each holder of a certificate representing outstanding shares of common stock, no par value, of the New Mexico Corporation may, but shall not be required to, surrender the same to the Surviving Corporation, and upon such surrender such holder shall be entitled to receive a certificate or certificates issued by the Surviving Corporation for the number of shares of common stock, $0.00001 par value, represented by the surrendered certificate; provided, however, it shall be a condition of any such issuance that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to the Surviving Corporation or its transfer agent any transfer or other taxes required by reason of the issuance of certificates representing common stock, $0.00001 par value, of the Surviving Corporation in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Surviving Corporation or its transfer agent that such tax has been paid or is not applicable. The Surviving Corporation shall be entitled to rely upon the stock records of the New Mexico Corporation as to the ownership of its shares of common stock, no par value, at the Effective Date.

      5. The New Mexico Corporation will not make any transfers of certificates representing outstanding shares of its common stock, no par value, of the New Mexico Corporation on its books after the Effective Date.

                                   ARTICLE V

      Upon the Effective Date:

      1. the respective, assets of the New Mexico Corporation and the Delaware Corporation shall be taken up or continued on the books of the Surviving Corporation in the amounts at which such assets shall have been carried on their respective books immediately prior to the Effective Date, except those assets which are shares to be cancelled as provided herein;

      2. the respective liabilities and reserves of the New Mexico Corporation and the Delaware Corporation (excluding capital stock, paid-in surplus and retained earnings) shall be taken up or continued on the books of the Surviving Corporation in the amounts at which such liabilities and reserves shall have been carried on their respective books immediately prior to the Effective Date; and

      3. the capital stock, paid-in surplus and retained earnings of the New Mexico Corporation shall be taken up on the books of the Surviving Corporation as capital stock, paid-in surplus and retained earnings, respectively, in the amounts at which the same shall be carried on the books of the New Mexico Corporation immediately prior to the Effective Date, except with respect to shares to be cancelled as provided herein.

                                   ARTICLE VI

      The Delaware Corporation, as the Surviving Corporation, shall pay all expenses of carrying this Agreement into effect and accomplishing the merger herein provided for.


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

                                  ARTICLE VII

      The New Mexico Corporation agrees that from time to time as and when requested by the Surviving Corporation, its successors or assigns, it will execute, acknowledge, deliver and file all proper deeds, assurances, assignments, bills of sale and other documents, and do all other acts and things, or cause the same to be done, necessary or proper in order to vest, perfect or confirm in the Surviving Corporation title to and possession of all the property, rights, privileges, powers and franchises of the New Mexico Corporation, or otherwise necessary or proper to carry out the intent and purposes of this Agreement.

                                  ARTICLE VIII

      This Agreement shall be submitted by the New Mexico Corporation to its shareholders as provided by New Mexico and Delaware law. This Agreement shall take effect, and shall be deemed to be the Plan of Merger and Agreement of the Constituent Corporations, upon the approval or adoption thereof by the shareholders of the New Mexico Corporation in accordance with the laws of the State of New Mexico and the State of Delaware, and upon the execution, acknowledgment, filing and recording of such documents and the doing of such acts and things as shall be required for accomplishing the merger under the laws of the States New Mexico and Delaware. The term "Effective Date" as used in this Agreement shall be the point in time at which the last act required to make the merger effective under the respective laws of such states shall have been performed.

                                   ARTICLE IX

      Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be abandoned for any reason whatsoever by the New Mexico Corporation by appropriate resolution of its Board of Directors at any time prior to the time that this Agreement (or a certificate in lieu thereof) filed with the Delaware Secretary of State becomes effective, notwithstanding approval or adoption of this Agreement by the shareholders of the New Mexico Corporation.

                                   ARTICLE X

      At any time prior to the time that this Agreement (or certificate in lieu thereof) is filed with the Delaware Secretary of State becomes effective, whether before or after approval and adoption by the shareholders of the New Mexico Corporation, this Agreement may be amended in any manner (except that the provisions of each of Article IV, Paragraph 2, Article II, Paragraph 5, or any other terms and conditions of this Agreement if such alteration or change would adversely affect the shareholders of the New Mexico Corporation may not be amended without the approval of the shareholders of the New Mexico Corporation) as may be determined in the judgment of the respective Boards of Directors of the Constituent Corporations to be necessary, desirable, or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the filing, recording or official approval of this Agreement and the merger provided for herein, in accordance with the purposes and intent of this Agreement.


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

      IN WITNESS WHEREOF, each of the Constituent Corporations has caused this Agreement to be executed by their duly authorized officers and their corporate seals to be hereto affixed as of the 26th day of October, 2004.

                                       PROTALEX, INC., a New Mexico corporation

                                       By: /s/ Steven H. Kane
                                           -------------------------------------
                                           Steven H. Kane
                                           Its:  President

                                       PROTALEX, INC., a Delaware corporation

                                       By: /s/ Steven H. Kane
                                           -------------------------------------
                                           Steven H. Kane
                                           Its:  President


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

                           CERTIFICATE OF SECRETARY OF
                                 PROTALEX, INC.

      I, Steven H. Kane, Secretary of Protalex, Inc., a Delaware corporation, hereby certify as Secretary and under the seal of said corporation that the Plan of Merger and Agreement to which this certificate is attached, after having been first duly executed on behalf of said corporation by its President, was adopted at a meeting of the sole shareholder of Protalex, Inc. on March 23, 2004.

      WITNESS MY HAND AND SEAL OF PROTALEX, INC. on the 26th day of October,
2004.

                                       /s/ Frank M. Dougherty
                                       -----------------------------
                                       Frank M. Dougherty, Secretary

[SEAL]

      The above Plan of Merger and Agreement, having been executed on behalf of Protalex, Inc., a Delaware corporation, the only Delaware corporation which is a party thereto, and having been adopted by the sole shareholder in accordance with the provisions of the general laws of the State of Delaware, the President of Protalex, Inc., now hereby executes said Plan of Merger and Agreement under the corporate seal by the authority of the Board of Directors of Protalex, Inc. this 26th day of October, 2004.

                                       PROTALEX, INC.

                                       By: /s/ Steven H. Kane
                                          --------------------------------------
                                          Steven H. Kane, President